   NEWS RELEASE

Contacts:
Gastar Exploration Inc.
J. Russell Porter, Chief Executive Officer
713-739-1800 / rporter@gastar.com

Investor Relations Counsel:
Lisa Elliott / lelliott@DennardLascar.com
Anne Pearson / apearson@DennardLascar.com
Dennard-Lascar Associates: 713-529-6600

Gastar Exploration Provides Operations Update

HOUSTON, June 9, 2014 – Gastar Exploration Inc. (“Gastar”) (NYSE MKT: GST) today provided an update on its Hunton Oil Play operations in the Mid-Continent as well as its Marcellus and Utica operations in Appalachia.
Mid-Continent
In our Mid-Continent Hunton Oil Play, we currently have 20 gross (10.1 net) recently drilled wells on production, of which 15 gross (7.2 net) wells are non-operated in our area of mutual interest (AMI), two gross (0.2 net) are non-operated outside our AMI, and three gross (2.7 net) are operated wells. The table following this news release includes detailed production data for each well. We intend to post this table on our website and will be updating it from time to time. Investors interested in receiving an email notice indicating that the table has been updated can register to receive alerts at http://www.gastar.com/alerts.cfm.
Non-Operated Wells
To date in the second quarter of 2014, five gross (1.7 net) non-operated wells have been placed on flowback. Production rates for these new wells have been generally strong, with one well coming on significantly above our projected type curve. The Kodiak 1-29H began flowback operations on May 4, 2014 quickly reaching an initial daily production rate of 1,666 barrels of oil equivalent (Boe) (86% crude oil) and achieved a 30-day average production rate of 1,259 Boe (83% crude oil).
The following table reflects key information on recent non-operated well activity:

	Current Working	Approx. Lateral Length	Initial Production Rates		30 Day Average		Flowback Date or	Approx. Gross Costs to Drill & Complete
Well Name	Interest	(in feet)	BOE/d	% Oil	(Boe/d)	% Oil	Status	($ millions)

Jet 1-12H	47.4%	3,900	297	88%	111	94%	February 1, 2014	$6.7
Rosemary 1-3H	15.6%	3,400	476	74%	325	71%	February 22, 2014	$5.1
Jones 1-21H	48.4%	4,200	449	63%	250	70%	March 2, 2014	$5.1
Liebhart 1-31H	48.8%	4,400	127	81%	78	78%	March 18, 2014	$5.7
Coronado 1-3H	41.8%	4,300	224	80%	105	92%	March 19, 2014	$5.5
Gamebird 1-7H	49.3%	4,400	524	86%	446	87%	April 2, 2014	$5.3
Sieber 1-31H	34.4%	4,400	842	89%	649	88%	April 13, 2014	$5.1
Grizzly 1-4H	8.8%	3,600	387	65%	206	66%	May 1, 2014	$4.7
Kodiak 1-29H	45.3%	4,300	1,666	86%	1,259	83%	May 4, 2014	$5.1
Anna Lee 1-30H	50.0%	4,400	N/A	N/A	N/A	N/A	May 20, 2014	$5.2
Hobbs Ranch 1-19H	29.5%	4,400	N/A	N/A	N/A	N/A	WOC	N/A
Vaverka 1-20H	45.8%	4,200	N/A	N/A	N/A	N/A	Drilling	N/A
Jam 1-4H	25.0%	4,200	N/A	N/A	N/A	N/A	Drilling	N/A
Yeti 1-29H	32.0%	4,200	N/A	N/A	N/A	N/A	Drilling	N/A
Sasquatch 1-23H	43.0%	4,200	N/A	N/A	N/A	N/A	Drilling	N/A
___________________
WOC - waiting on completion
Operated Wells
During the second quarter of 2014, we completed the drilling of the Easton 22-1H well, which is our first Lower Hunton (Chimney Hill) well on our recently acquired WEHLU acreage. The well was drilled to a total measured depth of 12,455 feet, including a 5,000-foot lateral. The Chimney Hill formation logs were encouraging as they showed porosity up to 10% as well as significant secondary vugular and fracture porosity. We are currently drilling the Easton 22-2H, an Upper Hunton (Bois d’ Arc) well. We have completed setting the intermediate casing in the Easton 22-2H and are commencing drilling of the approximately 4,200-foot lateral section. Once drilling of the Easton 22-2H has been completed, we plan on completing the well with an open hole acid stimulation and briefly flow testing the Easton 22-2H before shutting the well in to commence completion operations on the Easton 22-1H. Completion operations on the Easton 22-1H are planned to consist of approximately 23 hydraulic fracturing stages. Both wells are scheduled to begin full flow back operations in late July 2014. We have a 98.3% working interest (80.5% net revenue interest (NRI)) in both of these wells.
J. Russell Porter, Gastar’s President and CEO, commented, “As shown in the information provided herein, in the areas where we have drilled a sufficient number of Lower Hunton wells, those wells are averaging production rates, on a Boe basis, that are on par with our published Lower Hunton type curve. In addition, the percentage of oil on average is higher than our type curve. As we continue to ramp up our operated activities in the play, we expect to achieve similar results that on average will demonstrate the attractive returns that can be generated over our very large acreage position. We are also planning our initial tests later this year of the Woodford and Meramec shale formations on this same acreage position.”
Appalachia
Utica
As previously reported, we commenced drilling our first Utica Shale/Point Pleasant well, the Simms U-5H, on April 3, 2014 in Marshall County, West Virginia. We are approaching total depth of 11,300 feet on the vertical pilot hole and expect to have the horizontal well completed and on production in the third quarter of 2014. Our working interest in the Simms U-5H is 50.0% (43.2% NRI). Drilling of our second Utica/Point Pleasant well is scheduled to commence late third quarter 2014 in Wetzel County, West Virginia. Our operating working interest in the first Wetzel County well will be 50.0% (41.0% NRI).
Marcellus
In Marshall County on the Armstrong and Hansen pads, we currently have 14 gross (7.0 net) Marcellus wells in various stages of drilling. We plan to complete five gross (2.5 net) wells from the Armstrong pad in the third quarter of 2014 and five gross (2.5 net) wells from the Hansen pad in the fourth quarter of 2014. We continue to delay completion of three gross (1.5 net) wells previously drilled on the Goudy pad pending resolution of the previously disclosed non-lessor surface owner dispute. In the third quarter of 2014, the rig in Marshall County will be moved south to Wetzel County to drill two Marcellus wells and a Utica/ Point Pleasant well. By year-end 2014, we expect to have 67 total gross (32.0 net) operated Marcellus wells and two gross (1.0 net) Utica/Point Pleasant wells capable of production in West Virginia.
The third-party midstream operator servicing our Appalachia production experienced another pipeline rupture in May, which has resulted in the curtailment of our gross Marcellus production by an estimated 16% over the past three weeks. As of June 5, 2014, we resumed transporting full, unrestricted production through the midstream facilities.
Second Quarter Production Guidance
The decrease in production resulting from the most recent Appalachia pipeline rupture during this quarter has been offset by higher than expected production from recently completed Hunton wells. Therefore, we are reaffirming our second quarter production guidance range of 8.4 - 8.8 thousand barrels of oil equivalent per day (MBoe/d) and we currently anticipate that actual production will be in the upper end of that range. In addition, we expect the percentage of our second quarter production attributable to liquids to be on the upper end of previous guidance range of 42 - 44% due to higher crude oil and natural gas liquids (NGLs) content in our recent Hunton completions.
About Gastar Exploration
Gastar Exploration Inc. is an independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and NGLs in the United States. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. Gastar is currently pursuing development within the primarily oil-bearing reservoirs of the Hunton Limestone horizontal oil play in Oklahoma and the development of liquids-rich natural gas in the Marcellus Shale play and dry gas in the Utica Shale play in West Virginia. For more information, visit Gastar’s website at www.gastar.com.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline in which could cause Gastar to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; borrowing base redeterminations by our banks; risks relating to the absence or delay in receipt of government approvals or fourth party consents; risks relating to our ability to integrate acquired assets with ours and to realize the anticipated benefits from such acquisitions; and other risks described in Gastar’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (“SEC”), available at the SEC’s website at www.sec.gov. Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates. Initial and 30 day average production rates are measured after flowback and dewatering. By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

~Production Information Follows~

Hunton Production Information
As of June 4, 2014

Well Results
				Cumulative Production Averages(2)
	Approx. NRI %	Date Flowback Commenced	IP Rate(1)	30 Day	60 Day	90 Day	180 Day	Current 5 Day Average(3)	% Oil(4)
			(Boe/d)

Upper Hunton AMI
Huntsberger 1-3H	39.0%	10/05/12	140	89	92	96	80	24	71%

Lower Hunton AMI
Thrasher 1-1H	39.0%	02/15/13	1,383	631	882	1,013	918	383	67%
Bledsoe 1-28H	44.2%	04/03/13	280	44	62	67	70	171	89%
Gritz 1-7H	39.0%	04/30/13	179	102	107	104	89	58	62%
Henley 1-11H	42.6%	08/23/13	397	250	287	276	226	98	71%
State School Land 1-36H	39.0%	10/04/13	1,477	467	870	1,011	947	593	55%
Stevens 1-36H	36.6%	11/15/13	906	749	599	487	N/A	104	57%
Jet 1-12H	36.8%	02/01/14	297	111	117	147	N/A	244	90%
Jones 1-21H	37.7%	03/02/14	449	250	293	N/A	N/A	224	60%
Liebhart 1-31H	37.4%	03/18/14	127	78	88	N/A	N/A	98	77%
Coronado 1-3H	32.6%	03/19/14	224	105	146	N/A	N/A	173	83%
Gamebird 1-7H	37.0%	04/02/14	524	446	436	N/A	N/A	433	87%
Sieber 1-31H	25.0%	04/13/14	842	649	N/A	N/A	N/A	583	88%
Kodiak 1-29H	35.0%	05/04/14	1,666	1,259	N/A	N/A	N/A	1,022	83%
Anna Lee 1-30H	39.0%	05/20/14	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Average			673	395	354	444	450	322	75%

Non-AMI
Rosemary 1-3H	12.7%	02/22/14	476	325	335	297	N/A	194	63%
Grizzly 1-4H	7.0%	05/01/14	387	206	N/A	N/A	N/A	272	66%
Average			432	265	335	297	N/A	233	64%

Lower Hunton Operated
Burton 16-1H	65.8%	12/07/13	121	30	44	52	N/A	57	68%
Townsend 6-1H	80.0%	01/10/14	303	170	180	182	N/A	140	57%
Taborek 22-1H	67.0%	03/06/14	256	132	151	N/A	N/A	167	38%
Average			227	111	125	117	N/A	121	55%

Type Curve Well			608	536	481	440	360		65%

(1) Represents highest daily gross Boe rate.
(2) Represents the actual on production cumulative average daily Boe production.
(3) Reflects most recent five-day production average.
(4) Inception to date percentage oil production.

#   #   #